                                                                   Exhibit 10.35

     SALES AGENCY AGREEMENT

     This Sales Agency Agreement ("Agreement") is made and entered into this lst day of February, 2000 (the "Effective Date"), between Memry Corporation, a Delaware corporation with its principal place of business at 57 Commerce Drive, Brookfield, Connecticut 06804 ("Memry"), and Tyco Electronics Corporation, a Pennsylvania corporation with a place of business at 300 Constitution Drive, Menlo Park, California 94025-1164, successor to Raychem Corporation ("Sales Agent").

     WHEREAS, Memry and Sales Agent are party to an Amended and Restated Private Label/Distribution Agreement, made and executed February 19, 1997 and effective as of December 20, 1996 (as amended from time to time the "Private Label/Distribution Agreement"), whereby Sales Agent has acted as a private label reseller and distributor of certain of Memry's products; and

     WHEREAS, Memry and Sales Agent wish to terminate the Private
Label/Distribution Agreement, effective upon the execution and delivery of this Agreement; and

     WHEREAS, Memry wishes to retain Sales Agent to be its exclusive sales agent with respect to certain of its products on the terms and conditions set forth herein, and Sales Agent wishes to act as sales agent for certain of Memry's products on the terms and conditions set forth herein; and

     WHEREAS, Memry and Sales Agent are also party to certain other agreements specified herein that they wish to amend simultaneously with the execution and delivery hereof.

     NOW THEREFORE, in consideration of the premises, agreements, covenants and conditions herein contained, and for other good and adequate consideration, the receipt and adequacy of which is acknowledged by the parties hereto, it is agreed as follows:

     1.   Definitions.   For the purposes of this Agreement, the following terms
          -----------
shall have the following respective meanings:

          "Affiliate" means an entity controlling, controlled by or under common
           ---------
control with another entity.

          "Back-Logged Products Sales" means future sales by Memry of particular
           --------------------------
Products to particular customers pursuant to either (i) the purchase orders of Sales Agent accepted by Memry prior to December 15, 1999, which are set forth on Schedule A hereto, or (ii) purchase orders of the customers of such Products issued to Memry in connection with the termination or cancellation of any purchase order described in clause (i) subsequent to the execution and delivery of this Agreement (it being agreed and understood that any purchase order pursuant to this clause (ii) shall, for purposes of this clause (ii), be limited in amount to the unfilled portion of the purchase order described in clause (i) above that it is replacing).

          "Business Day" means a day on which banks are not required or
           ------------
authorized to be closed in either the State of California or the State of Connecticut.

          "Confidential Information" means any information or data (including
           ------------------------
without limitation pricing and margin information) disclosed by one party to another pursuant to this Agreement; provided, however, that information and data shall not be deemed to be Confidential Information unless disclosed in writing and clearly marked "confidential" or "proprietary" or, if disclosed orally, reduced to writing and clearly marked "confidential" or "proprietary" and delivered to the other party in such written and marked form within thirty (30) days immediately following its oral disclosure; and further provided, that information and data shall not be deemed to be Confidential Information hereunder if:

          (a) it is available to the public at the time of disclosure to the receiving party, or thereafter becomes available to the public through no fault of the receiving party, but in such latter event only as of such later date;

          (b) it is independently made available to the receiving party by a third party without restrictions on disclosure; or

          (c) it is known to the receiving party before disclosure to the receiving party by the disclosing party or developed by the receiving party without reference to any Confidential Information of the disclosing party.

     Customer lists of Sales Agent and Memry shall, subject to the exceptions in clauses (a) through (c) above and the immediately following sentence, be deemed Confidential Information under this Agreement. The names of and information regarding customers that Memry is selling Products to through Sales Agent, but that Memry turned over to, or brought to the attention of, Sales Agent (i.e., customers with whom the relationship regarding Products was not formed entirely by the independent actions of Sales Agent) shall, subject to the exceptions in clauses (a) through (c) above, be deemed Confidential Information of Memry under this Agreement.

          "Dental Market" means orthodontic and dental wire and other products,
           -------------
devices and components sold specifically to dentists and orthodontists.

          "Fiscal Year" means (i) the period commencing on the date hereof and
           -----------
ending on June 30, 2000, and (ii) any July 1 through June 30 period thereafter.

          "GAAP" means United States generally accepted accounting principles as
           ----
in effect on the date hereof, applied on a basis consistent with the preparation of Memry's historical financial statements.

          "Inventions" means all discoveries, know-how, inventions, developments
           ----------
and improvements, whether patentable or not.

          "License Agreement" means the License Agreement, dated June 28, 1996,
           -----------------
as amended, between Sales Agent and Memry.

          "Market" means the commercial and industrial market, the consumer
           ------
market, the Dental Market and all other markets; provided, however, that the term "Market" specifically excludes the Medical Market.

          "Medical Market" means the medical, medical products and medical
           --------------
devices and components markets (but specifically excludes the Dental Market).

          "Net Sales" means gross sales of the Products in the Market in the
           ---------
Territory during the Term billed and shipped by or on behalf of Memry or its Subsidiaries and Affiliates, less competitive discounts actually allowed (other than advertising allowances or fees or commissions to salesmen or sales representatives) and returns, and shall not include billed taxes and customs duties paid by Memry, freight and transit insurance or any sale to Memry's employees for any reason other than resale or distribution. Net Sales shall, except as specifically provided in the next sentence, include sales by Memry to the Sales Agent and its Subsidiaries and Affiliates, but shall not include sales
(i) between Memry and its Subsidiaries or Affiliates (but, as provided above, sales by a Subsidiary or Affiliate of the subject Product to a third party shall be included), and (ii) by Memry or its Subsidiaries and Affiliates to a third party for the purpose of the third party adding value to the same and reselling it to Memry or its Subsidiaries and Affiliates. Notwithstanding anything in the immediately prior sentence to the contrary, Net Sales shall not include sales of antenna wire by Memry to the Sales Agent and its Subsidiaries and Affiliates. Subject to the above, commissions shall be paid on all Net Sales of Products into the Market in the Territory recorded as sales by Memry or its Subsidiaries and Affiliates under GAAP in their consolidated financial statements.

          "Products" shall mean all nickel titanium products manufactured and/or
           --------
sold by Memry or its Subsidiaries and Affiliates; provided, however, that the term "Products" shall not include Tinel Lock(R) Products, which are covered by the Tinel-Lock Supply Agreement between the parties and are not subject hereto.

          "Territory" means the entire world; provided, however, that the
           ---------
Territory does not include either North Korea or South Korea.

          "Tinel-Lock(R) Products" shall mean products using any nickel titanium
           ----------------------
alloy for the termination of electrical/electronic braid in connector or interconnect applications. Although this is typically a ring of Alloy 'X' (heat-to-shrink) used to compress an overall cable shield onto a connector adapter, other covered applications include, without limitation:

          (a)  wire, braid strap and other electrical grounding methods;

          (b) metallic or non-metallic braid and straps used for mechanical attachment of electrical/electronic or fiber optic cables and interconnection.

          "Tinel-Lock Supply Agreement" shall mean the Amended and Restated
           ---------------------------
Tinel-Lock Supply Agreement between the parties, as amended from time to time.

Various other defined terms used herein are defined throughout this Agreement.

     2.   Sales Agency.
          ------------

          (a) Memry hereby appoints Sales Agent (acting on its own behalf and through its Subsidiaries and Affiliates) to be its exclusive sales agent for the Products in the Market in the Territory for the purpose of arranging and assisting in sales by Memry of the Products in the Market in the

Territory as provided herein. Sales Agent hereby accepts such appointment. Sales Agent shall not appoint any subagent, representative or distributor without obtaining the prior written consent of Memry, which consent shall not be unreasonably withheld.

          (b) Sales Agent shall have no authority, without the written consent of Memry, to bind Memry to any contract, representation, understanding, act, or deed concerning Memry or any Products covered by this Agreement. The relationship between Memry and Sales Agent created hereby is solely that of independent parties, and this Agreement shall not be deemed to establish a joint venture or partnership. Neither party shall have any right to, or shall, exercise any supervision or direction over the other party or any of its employees. Sales Agent shall make no warranties or representations concerning the Products unless such warranty or representation is authorized in writing by Memry. Sales Agent shall make no representations concerning prices, terms of delivery, terms of payment, or conditions of sales, except to the extent such representations are authorized in writing by Memry.

          (c) Sales Agent shall conduct business solely in its own name and not that of Memry; provided, however, that Sales Agent shall be able to use Memry's name in connection with the sale of Products in any manner in which Memry has given its prior approval (not to be unreasonably withheld).

          (d) During the Term Sales Agent shall not, unless Memry and Sales Agent agree in advance in writing, engage, either directly or indirectly, in the manufacture, production, or sale of goods that are similar to or competitive with the Products, except (i) as sales agent hereunder, (ii) pursuant to Section 9 below, (iii) with respect to products manufactured from Products purchased from Memry if Memry consents to Sales Agent's manufacture, production or sale of at the time that it sells such Products to Sales Agent (or its Subsidiaries or Affiliates), (iv) Tinel-Lock Products, or (v) extruded antenna wire.

          (e)  During the Term Sales Agent shall:

               (i) continuously use reasonable efforts to promote the sale of the Products in the Markets and the Territory at its own cost, through distribution of Memry's literature, pamphlets, catalogs, samples and other merchandising aids to the Sales Agent's actual and prospective customers for the Products, and maintain customer relations with customers in the Markets, and refrain from acts that could reasonably be expected to be detrimental to the interests of Memry;

               (ii) maintain at all times and at its own cost a sales organization which Memry determines, in its reasonable discretion, is capable of promoting and selling the Products into the Markets within the Territory; and

               (iii) not knowingly arrange for the sale or distribution of the Products outside the Markets, or for resale outside the Territory.

          (f) During the Term the Sales Agent shall, not later than the first day of each calendar quarter, provide Memry with a non-binding month-by-month forecast for each actual and anticipated customer for each of the next twelve
(12) months.

          (g) During the Term, the Sales Agent shall (i) maintain for its sales force a sales incentive plan based on sales order value which provides members of the Sales Agent's sales force with equal financial incentives with respect to the sale of Memry's Products and Sales Agent's or other products.

     3.   Exclusivity.  Sales Agent shall be the exclusive sales agent, seller
          -----------
or distributor in the Markets in the Territory for Products during the term hereof (provided, however, that the Sales Agent shall not be the exclusive agent, seller or distributor for (i) any specific Product or Products being sold to a particular customer with respect to which Sales Agent exercises its remedies pursuant to Section 9(b) below and (ii) extruded antenna wire). In the event that sales of Products are made within the Market in the Territory during the Term, whether through Sales Agent's efforts, the efforts of Memry and/or its subsidiaries and Affiliates or otherwise, but specifically excluding sales not arranged by Sales Agent of the type described in the parenthetical proviso of the first sentence of this Section 3, Sales Agent shall be entitled to a commission pursuant to the provisions of Section 4 below as if and to the same extent that such sales had been arranged for by Sales Agent.

     4.   Commissions.
          -----------

          (a) During the Term, Memry shall pay to Sales Agent for all services provided or expenses incurred by Sales Agent a commission of ten percent (10%) of the Net Sales of Products into the Markets in the Territory (except Products sold by Memry not through the Sales Agent pursuant to the parenthetical clause in the first sentence of Section 3 above, including antenna wire sold to Sales Agent and its Subsidiaries and Affiliates). Except as aforesaid, Memry shall pay such commission to Sales Agent regardless of whether Products were sold by or as a result of the efforts of the Sales Agent or otherwise. Commissions earned pursuant to this Section 4(a) shall be due and payable within forty-five (45) days of the end of the month in which they were earned (i.e., the month in which the relevant Net Sales occurred). In the event of any rebates, returns or write-offs incurred by Memry subsequent to a payment made pursuant to this Section 4(a) that would alter the amount of Net Sales for a month for which a commission has already been paid, Memry shall be entitled to subtract the amount of any such overpayment made by it from the next (or any subsequent) payment due hereunder. In the event that, in the course of an audit of Memry's books and records, adjustments are made thereto that, if made earlier, would have altered the amount of Net Sales for a month for which a commission has already been paid, then (i) if such adjustment increases the amount of Net Sales for any such prior month, Memry shall promptly pay the amount of any such underpayment made by it to Sales Agent, and (ii) if such adjustment decreases the amount of Net Sales for any such prior month, Memry shall be entitled to subtract the amount of any such overpayment made by it from the next (or any subsequent) payment due hereunder.

          (b) If, for (i) the period commencing on July 1, 1999 and ending on June 30, 2000, and (ii) any July 1 through June 30 period during the Term of this Agreement subsequent thereto, the sum of (x) Memry's Net Sales of Products within the Market in the Territory for which Sales Agent is entitled to receive a commission pursuant to Section 4(a) above, plus (y) Memry's sales of antenna wire directly to Sales Agent (including its Subsidiaries and Affiliates) exceeds the Target Amount (as set forth below) for such period, then Memry will pay to Sales Agent within ninety (90) days after the applicable June 30, an additional commission equal to 2% of such Net Sales (but not sales of antenna wire). The target amount for each such July 1 through June 30 period is as follows:

     Period Ending June 30       Target Amount
     ---------------------       -------------
     2000                        $4,795,416
     2001                        115% of 7/1/99-6/30/00 Fiscal Year's Net Sales
     2002 and                    120% of prior Fiscal Year's Net Sales
     each June 30 thereafter

          (c) For purposes of determining the amount of Net Sales of Products within the Market in the Territory during the period commencing on July 1, 1999 for purposes of Section 4(b) above, sales of Products made by Memry to the Sales Agent as a distributor under the Private Label/Distribution Agreement shall be disregarded, but sales of Products made to Sales Agent under the Private Label/Distribution Agreement for its own internal consumption (including, without limitation, antenna wire used by Sales Agent (and its Subsidiaries and Affiliates) for manufacturing extruded antenna wire) and sales made by Sales Agent to third parties in the Market as a distributor under the Private Label/Distribution Agreement of Products purchased between July 1, 1999 and the date hereof (specifically excluding extruded antenna wire) shall be counted as Net Sales for such period. For purposes of determining the amount of Net Sales of Products within the Market in the Territory during any period for purposes of
Section 4(b) above, sales of Products made by Memry pursuant to Section 4(d) below shall be counted as Net Sales for the period in which they were made, but sales made by Memry pursuant to the parenthetical clause in the first sentence of Section 3 shall be disregarded. The parties hereto agree to cooperate in making the determination required by this Section 4(c).

          (d) If Memry makes Back-Logged Products Sales in the Market in the Territory, Memry shall pay to Sales Agent, in addition to the commissions described in Sections 4(a) and 4(b) above, an amount equal to the difference between (x) the amount of Net Sales from such Back-Logged Products Sales, and
(y) the sum of (1) the sales revenue that Memry would have received for such Back Logged Products Sales if such Products for the particular customer were instead sold to Sales Agent pursuant to the Private Label/Distribution Agreement (assuming for such purpose that said agreement survived the execution and delivery hereof), and (II) the commission earned by Sales Agent for such Back-Logged Products Sales pursuant to Section 4(a) above. Commissions earned pursuant to this Section 4(d) shall be calculated and paid in accordance with the provisions of all but the first sentence of Section 4(a) above.

     5.   Relationship Manager/Support and Service. (a) During the Term, the
          ----------------------------------------
parties shall each designate one (1) relationship manager who shall be responsible for managing the relationship between Memry and Sales Agent ("Relationship Manager"). The Relationship Manager shall initially be John Payne, for Memry, and Janeann Avantz for Sales Agent. The Relationship Managers shall confer on a regular basis.

          (b) During the Term, Memry shall make available to Sales Agent at no cost, at Memry's locations, at Sales Agent's reasonable request, reasonable engineering support for customer strategic applications.

          (c) During the Term, Memry shall make its plants available, upon reasonable notice and at a reasonable time, to Sales Agent for the purpose of conducting tours for Sales Agent's customers; provided, however, that such tours may be restricted by Memry as necessary to protect its confidential and/or proprietary information.

     6.   Terms and Conditions of Sales.
          -----------------------------

          (a) All sales of Products made by Memry to customers within the Market in the Territory shall be made on such terms and conditions (including, without limitation, as to pricing, payment terms, delivery, packaging requirements, warranties, returns, insurance, etc.) as Memry and such customer shall negotiate in their sole discretion. Sales Agent shall have no rights whatsoever to receive a commission with respect to any sales of Products that it may have been able to arrange for but for which no Net Sales occurred because Memry and such customers, for whatever reason, were unable to reach terms for purchases and sales of Products.

          (b) Notwithstanding anything in Section 6(a) to the contrary, Memry agrees to cooperate with the Sales Agent in making its requirements for prices and other terms and conditions of sales of Products by Memry within the Market in the Territory known to Sales Agent in advance so that Sales Agent can maximize Net Sales and commissions hereunder.

          (c) Sales of Products by Memry to Sales Agent (and its Affiliates) as principal shall be on such terms and conditions as Memry and the Sales Agent shall agree at such time.

     7.   Term and Termination.
          --------------------

          (a) The initial term of this Agreement shall be the period commencing on the date hereof and ending on June 30, 2004. Thereafter, the term of this Agreement shall be automatically renewed for an unlimited number of successive one (1) year renewal terms; provided, however, that either party hereto may prevent such automatic renewal by notifying the other party in writing of its desire not to renew this Agreement at least twelve (12) months prior to the expiration of the initial term or any renewal term hereof. Such initial term, as so extended from time to time or earlier terminated pursuant to Section 7(b) below, is referred to from to time to time as the "Term."

          (b) The Term of this Agreement may be terminated at any time during the Term as follows:

               (1) by either party following thirty (30) days notice that the other party is in breach of any of its material obligations under this Agreement and a failure of the breaching party to cure the breach within the thirty (30) day period, unless the breach is not capable of being cured in which case this Agreement shall terminate immediately following notice. Nothing contained in this paragraph shall in any way limit a party's right to terminate this Agreement immediately upon notice as provided in clause (2) of this Section 7(b) below. If either party fails to keep or perform any of its material obligations hereunder and such default continues for a period of thirty (30) days after the defaulting party has been notified of the default by the other party, then the non defaulting party may also suspend its performance under this Agreement without terminating this Agreement forthwith upon written notice to the other party until such time as the default has been cured. However, a non-defaulting party who has suspended performance pursuant to this clause (1) of Section 7(b) shall not be precluded from terminating the Agreement pursuant to any other clauses of this Section 7(b), or from pursuing its other lawful rights, in the event that the defaulting party does not cure the default prior to such termination.

               (2) by either party immediately (i) if any proceeding in bankruptcy, reorganization or arrangement for the appointment of a receiver or trustee to take possession of the other party's assets or any other proceeding under any law for relief from creditors shall be instituted by or against the other party; or (ii) if the other party shall make an assignment for the benefit of its creditors. Each party shall immediately give written notice to the other party of the occurrence of any event of the type described in this Section 7(b)(2).

               (3) by Sales Agent, if Memry's inability or unwillingness to supply as defined in Section 9 of this Agreement continues for more than ninety (90) days,

               (4) by Memry, if (i) Sales Agent does not earn the extra commission described in Section 4(b) above with respect to any period described therein, or (ii) in any consecutive two-quarter period of any Fiscal Year, Net Sales of Products within the Markets in the Territory is less than 37.5% of the amount necessary for Sales Agent to earn its extra commission pursuant to said Section 4(b); provided, however, that Memry may not terminate pursuant to this clause (ii) if, in such consecutive two-quarter period, both (x) less than 20% of the sales prospects (by anticipated sales volume) brought to Memry by Sales Agent did not result in sales due to Memry being unwilling or unable to sell Products at a price acceptable to Sales Agent's customers, and (y) at least 90% of the Products sold by Memry to Sales Agent's customers were shipped by their initial committed ship dates, or (iii) if any forecast given by Sales Agent to Memry pursuant to
          Section 2(f) above at the start of a Fiscal Year does not project sufficient sales for such Fiscal Year to equal or exceed the Target Amount (determined in accordance with Section 4(b)) for such Fiscal Year; or

               (5) by either party, effective upon the close of business on June 30 of any year, upon at least one full year's prior written notice.

          (c) Upon termination of the Term of this Agreement, Sales Agent will remain entitled to receive (i) any commission earned prior to such termination pursuant to Sections 4(a) and 4(b) above, and (ii) any commission earned pursuant to Section 4(d) above either before or after the termination of the Term upon the occurrence of Back-Logged Products Sales. In addition, notwithstanding anything to the contrary set forth in this Agreement, upon (i) the termination of the Term of this Agreement for any reason, or (ii) Memry's inability or unwillingness to supply as defined in Section 9 of this Agreement, Sales Agent shall be entitled to exercise its rights under the License Agreement.

     8.   Intellectual Property.
          ---------------------

          (a) Sales Agent hereby acknowledges Memry's ownership of all right, title and interest in Memry's trademarks and tradenames which are used to sell the Products. Sales Agent further acknowledges that it shall acquire no interest therein by virtue of this Agreement or the performance by either party of their respective duties and obligations hereunder.

          (b) Memry hereby grants Sales Agent a license to use any Memry produced literature, data sheets or other documents relating to Products in connection with the marketing or sale of Products within the Market in the Territory during the Term pursuant to this Agreement.

     9.   Interruption of, Inability or Unwillingness to Supply. (a) Non-Supply.
          ----------------------------------------------------       ----------
In addition to other remedies available pursuant to this Agreement or in law or equity, in the event Memry is unable or unwilling to supply Products pursuant to Memry's standard terms and conditions in effect from time to time (including pricing) to potential customers identified by Sales Agent within the Market in the Territory for any period longer than thirty (30) days, which inability or unwillingness materially interrupts the continuous supply of Products to Memry's customers procured by Sales Agent for Products pursuant to the terms of this Agreement, Sales Agent shall be entitled to exercise its rights under the License Agreement until such time as Memry is again willing and able to supply Products within the Market in the Territory as aforesaid. The exclusivity requirements of Section 2(d) above shall also be suspended during this period. Sales Agent shall, not later than ten (10) days after each such sale of Products in the Market in the Territory by Sales Agent, notify Memry of (i) the sale so consummated (including the amount sold, the price and the customer), and (ii) the source or sources (whether internal or from a third party) of the Products so sold.

          (b)  Delayed Deliveries. In addition to other remedies available
               ------------------
pursuant to the Agreement or in law or equity, should repeated, unexcused, delayed deliveries of more than three percent (3%) of an ordered quantity of a particular Product to a particular customer occur more than twelve (12) times over a calendar year period with an average delay of ten (10) business days or one (1) single delayed delivery exceeding one (1) month, then Sales Agent shall be entitled to exercise its rights under the License Agreement with respect to sales to the particular customer of the particular delayed Product or Products, and the exclusivity required for purchases by Section 2(d) above shall not apply to such particular Product or Products manufactured, produced and/or sold to such particular customer. Exercise of rights under the License Agreement does not by itself constitute a termination of this Agreement.

          (c)  Notification. Sales Agent shall notify Memry within two (2)
               ------------
business days of any exercise of its rights under the License Agreement pursuant to Section 9(a) above. Sales Agent shall notify Memry within two (2) business days of any exercise of its rights pursuant to Section 9(b), such notice to specify which Product or Products and customer(s) are effected. Sales Agent shall also notify Memry within two (2) business days of any purchases by it of Products from any third party for the purpose of producing extruded antenna wire, such notice to specify the supplier of the Products so purchased, the quantity of Products so purchased and intended customer(s) therefor.

     10.  Confidential Information.
          ------------------------

          (a) The receiving party shall, from the date of disclosure of any Confidential Information and for a period of ten (10) years thereafter, use the information solely for its own internal use consistent with this Agreement, not disclose the information to any person or persons outside its organization, and disclose the information to any person or persons within its organization only on a "need to know" basis.

          (b) If either party is compelled to make a disclosure of any Confidential Information of the other party by law or government rule or regulation:

               (i)   such disclosure shall be limited to the extent required;
          and

               (ii) the other party shall have an opportunity to review the information at least thirty (30) days before disclosure; and

               (iii) the receiving party shall cooperate in any application by the disclosing party for applicable protective orders.

Notwithstanding the foregoing, such review shall not make the reviewing party responsible for the content of the disclosure.

     11.  Payment to Memry Europe's Distributor. In the event that Memry (or a
          -------------------------------------
subsidiary) pays money to a current distributor or sales agent of Memry Europe N.V. pursuant to an existing agreement between such distributor or sales agent and Memry Europe N.V. in order to terminate the rights of such distributor or sales agent to sell Products in the Market in the Territory, then, upon the presentation by Memry to Sales Agent of evidence of such payment, Memry may deduct from any future payment or payments due Sales Agent hereunder the amount of any such payments made to distributors and sales agent; provided, however, that the aggregate amount of any such deductions under this Section 11 shall be $25,000.

     12.  Amendments to Other Agreements.
          ------------------------------

          (a) License Agreement. The License Agreement is hereby amended as follows:

               (i) All references to Raychem Corporation set forth therein are hereby amended to be references to Tyco Electronics Corporation;

               (ii) Section 1.11 is hereby amended and restated to provide, in its entirety, as follows: "1.11 "Private Label Agreement" shall mean the Sales Agency Agreement, dated January 20, 2000, between Licensor and Licensee."

               (iii) Section 2.2 is hereby amended and restated to provide, in its entirety, as follows: "2.2 Licensee shall have the right to practice under the License upon the occurrence of (i) the termination of the Private Label Agreement, or (ii) the occurrence and continuation of the events specified in Section 9 of the Private Label Agreement."

               (iv)  Section 3.1 is hereby amended by deleting the phrase "or
          (iii)" therein.

               (v) All defined terms in the "Definitions" section that are defined by reference to the Private Label Agreement shall, notwithstanding Section 12(a)(ii) above (but without limiting the scope of Section 12(a)(ii) above), retain their prior definitions (i.e. - shall be defined by reference to the February 19, 1997 Private Label/Distribution Agreement and not this Sales Agency Agreement).

          (b)  Tinel-Lock Lease Agreement. The Tinel-Lock(R) Lease Agreement,
               --------------------------
dated June 28, 1996, between Memry and Sales Agent is hereby amended as follows:
(i) by amending Section 13.1
thereof by substituting "June 30, 2004" for "June 30, 2001" therein; and (ii) by amending all references therein to Raychem Corporation to references to Tyco Electronics Corporation.

          (c)  Tinel-Lock Supply Agreement. The Tinel-Lock(R) Supply Agreement,
               ---------------------------
dated as of June 28, 1996, between Memry and Sales Agent is hereby amended as follows: (i) Section E.1. is hereby amended by substituting "June 30, 2004" for "June 30, 2001" therein; (ii) by deleting Section E.2.b. in its entirety and renaming Sections E.2.c. and E.2.d., respectively, as Sections E.2.b. and E.2.c; and (iii) by amending all references therein to Raychem Corporation to references to Tyco Electronics Corporation.

          (d)  Private Label/Distribution Agreement. Effective upon the
               ------------------------------------
execution and delivery hereof, the Private Label/Distribution Agreement is terminated (and, for purposes of clarification, any and all open and accepted purchase orders thereunder are likewise terminated); provided, however, that said termination shall not effect the rights and remedies of the parties thereunder with respect to products shipped by Memry to Sales Agent thereunder prior to such termination.

     13.  Miscellaneous.
          -------------

          (a)  Entire Agreement. This Agreement constitutes the entire Agreement
               ----------------
between Memry and Sales Agent with respect to Memry's retention of Sales Agent as the exclusive sales agent for the Products within the Market in the Territory. All prior or contemporaneous agreements, whether written or oral, and all proposals, understandings and communications between or involving Sales Agent and Memry relating thereto are hereby canceled and superseded. This Agreement may be amended only by a written instrument executed by both parties.

          (b)  Amendments and Waivers. No amendment of any provision of this
               ----------------------
Agreement shall be valid unless the same shall be in writing and signed by Memry and the Sales Agent. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (c)  Severability. If any provision of this Agreement is held to be
               ------------
unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent permitted by applicable law.

          (d)  Succession and Assignment. This Agreement shall be binding upon
               -------------------------
and inure to the benefit of the parties named herein and their respective successors and assigns.

          (e)  Force Majeure. Neither Memry nor Sales Agent shall be liable for
               -------------
its failure to perform its obligations under this Agreement due to events beyond its reasonable control including, but not limited to, strikes, riots, wars, fire, acts of God, labor unrest, inability to obtain raw materials and acts in compliance with applicable law, regulation, or order (whether valid or invalid) of any governmental body.

          (f)  Applicable Law. This Agreement and all transactions hereunder
               --------------
shall be governed by and construed according to the laws of the State of California, excluding the choice of law rules thereof.

          (g)  Survival. Sections 8, 10 and 12 hereof shall survive termination
               --------
of this Agreement

          (h)  Notices. All notices, requests, demands, claims and other
               -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given three (3) Business Days after being deposited in the U.S. mails, if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Sales Agent:                  Copy (which shall not constitute notice) to:

     Tyco Electronics Corporation            Tyco Electronics Corporation
     300 Constitution Drive                  300 Constitution Drive
     Menlo Park, California 94025            Menlo Park, California 94025-1164
     Telecopier:                             Attn:  Legal Department MS 120/8502
                                             Telecopier: (415) 361-4305


     If to Memry:                            Copy (which shall not constitute notice) to:

     Memry Corporation                       Finn Dixon & Herling LLP
     57 Commerce Drive                       One Landmark Square, Suite 11400
     Brookfield, Connecticut 06804           Stamford, CT 06901-2689
     Attn: Mr. Robert J. Thatcher            Attn:  David I. Albin, Esq.
     Telecopier: (203) 740-2503              Telecopier: (203) 325-5777

     Either party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopier, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

          (j)  Attorneys' Fees. If legal action is commenced to enforce the
               ---------------
performance of any part of this Agreement, the prevailing party shall be paid by the other party reasonable attorneys' fees and expenses.

          (k)  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          (l)  Headings. The headings of the Sections of this Agreement are for
               --------
convenience and shall not be used to interpret this Agreement.

          (m)  Remedies. Remedies provided herein are not exclusive. Delay in
               --------
enforcing any right or remedy as a result of any breach hereof shall not be deemed a waiver of that or any subsequent breach.

          (n)  Compliance with Laws. Sales Agent shall comply with all
               --------------------
applicable laws, including federal employment, equal opportunity, affirmative action and environmental laws in the operation of its business and shall provide Memry with any information required by any federal, state or local statute or regulation.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives and it shall be effective as of the date first above written.


MEMRY CORPORATION                            TYCO ELECTRONICS CORPORATION


By  /s/ Robert J. Thatcher                   By: /s/ James Witham
    -------------------------------             -----------------------------
    Name:  Robert Thatcher                      Name:  James Witham
    Title: President                            Title: Vice President

Schedule A
----------

                             Back-Logged Products

                                      -15-